UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2023
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Array Technologies, Inc. (the “Company”) was held on May 23, 2023. Matters voted on at the Annual Meeting and the results thereof were as follows:

Proposal No. 1 –    The Company’s stockholders elected the three nominees to the Company’s board of directors to serve three-year terms expiring at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal, with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Brad Forth	63,717,618	52,694,589	9,904,254
Kevin Hostetler	115,561,047	851,160	9,904,254
Gerrard Schmid	98,877,511	17,534,696	9,904,254

Proposal No. 2 – The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, with the votes cast as follows:

Votes Cast
For	125,717,886
Against	528,343
Abstentions	70,232

Proposal No. 3 – The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, with the votes cast as follows:

Votes Cast
For	106,712,116
Against	9,480,855
Abstentions	219,236
Broker Non-Votes	9,904,254

Proposal No. 4 – The Company’s Stockholders did not approve an amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company, which proposal required the affirmative vote of the holders of 66 2/3% of the voting power of the outstanding shares of Common Stock for approval, with the votes cast as follows:

Votes Cast
For	100,119,033
Against	16,070,852
Abstentions	222,322
Broker Non-Votes	9,904,254

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: May 30, 2023	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer